THIRD AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of August 10, 2010 to the Fund Administration Servicing Agreement, dated as of April 26, 2006, as amended November 1, 2007 and March 11, 2009 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of Snow Capital Opportunity Fund (the "Fund") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement and to add additional series; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Amended Exhibit A
to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Fund Names

Name of Series
Snow Capital Opportunity Fund
Snow Capital All Cap Value Fund
Snow Capital Small Cap Value Fund
Snow Capital Focused Value Fund
Snow Capital Hedged Equity Fund

Amended Exhibit B
to the
Fund Administration Servicing Agreement – Trust for Professional Managers
Snow Capital Opportunity Fund

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE effective 9/30/10
Annual Fee Based Upon Average Net Assets Per Fund*
____ basis points on the first $____
____ basis points on the next $____
____ basis points on the balance
Minimum annual fee:  $____ per fund

▪ Additional fee of $____ for each additional class
▪ Additional fee of $____ per manager/sub-advisor per fund

Annual Fees and Additional fees are waived for the first 5 months of operation on the 4 new funds.
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $____ /fund (subject to change based on Board review and approval)
▪ $____ /sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B

SNOW CAPITAL MANAGEMENT, L.P.

By:  /s/ Carl Vuono

Printed Name and Title:  Carl Vuono, COO

Date:  11/1/10

Amended Exhibit B (continued) to the
Fund Administration Servicing Agreement – Trust for Professional Managers
FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE effective 9/30/10
Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ ____ basis point on assets
▪ $____ additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $____ /project
▪ Subsequent new share class launch – $____ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements
Daily Compliance Services (Charles River)
▪ Base fee – $____ /fund per year
▪ Setup – $____ /fund group
▪ Data Feed  – $____ /security per month
Section 15(c) Reporting
▪ $____ /fund per report – first class
▪ $____ /additional class report
Equity Attribution
▪ $____ first user
▪ $____ 2nd user
▪ $____ thereafter
▪ Plus, $____ - $____ annually
Electronic Board Materials
▪ USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪ Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪ Complete application, data and user security – data encryption and password protected
▪ On-line customized board materials preparation workflow
▪ Includes web-based and local/off-line versions
▪ Includes complete initial and ongoing user training
▪ Includes 24/7/365 access via toll free number
▪ Includes remote diagnostics for each user, including firewall and network issues
▪ Triple server backup / failover
Annual Fee
▪ $____ /year (includes 10 external users)
▪ $____ /year per additional user
▪ $____ implementation/setup fee

Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $____ /CUSIP per month
▪ Setup – $____ /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $____ setup /FTP site
Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪ $____ /fund per month
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed